                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                            NATIONWIDE COMMERCIAL CO.

         Pursuant to the provisions of Section 10-061, Arizona Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:            The name of the corporation is: NATIONWIDE COMMERCIAL CO.

SECOND: The document attached hereto as Exhibit "A" sets forth the amendments to the Articles of Incorporation which were adopted by the shareholders of the corporation at their meeting on May 18, 1995, in the manner prescribed by law.

THIRD: The number of shares of stock outstanding at the time of such adoption was 100 shares; and the number of shares entitled to vote on the amendment was 100 shares.

FOURTH: The designation and number of outstanding shares of each class of series entitled to vote thereon, as a class or series, was as follows:

                           CLASS OR SERIES          NUMBER OF SHARES
                                COMMON                     100

FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

                  CLASS OR SERIES         NUMBER FOR         NUMBER AGAINST
                       COMMON                 100                  -0-

DATED: MAY 23, 1995.
                                               AMERCO REAL ESTATE COMPANY

                                               By: /s/ Charles J. Bayer
                                                   -----------------------------
                                                   Charles J. Bayer, President

Attest:

/s/ J. Scott Askew
-----------------------------------------
J. Scott Askew, Assistant Secretary

                                    EXHIBIT A

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

                                       OF

                           NATIONWIDE COMMERCIAL, CO.

1.       Article V is amended to read as follows:

                  The existence of the corporation shall be: Perpetual

                                                                    EXHIBIT 3.29


               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                            NATIONWIDE COMMERCIAL CO.

                  The undersigned, being the President and Assistant Secretary of Nationwide Commercial Co., an Arizona corporation, do hereby certify as follows:

                  1. The name of the corporation is Nationwide Commercial Co., an Arizona corporation.

                  2. The amendments to the Articles of Incorporation are set forth on Exhibit A, attached hereto and incorporated herein by this reference.

                  3. That as of January 23, 1995, the sole shareholder of the corporation by unanimous written consent, adopted the amendments to the Articles of Incorporation as hereinabove set forth.

                  4. The number of common shares outstanding are 1,000,000, and the number of common shares entitled to vote are 1,000,000.

                  5. The number of common shares voting in favor of the amendment to the Articles of Incorporation is 1,000,000.

                  6. The amendment does not provide for an exchange, reclassification or cancellation of shares.

                  7. The amendment does not effect any change in the amount of stated capital.

Dated as of January 23, 1995.

Nationwide Commercial Co., an Arizona corporation

By: /s/ Charles J. Bayer                       By: /s/ John A. Lorentz
   ------------------------                       ------------------------------
   Charles J. Bayer,                              John A. Lorentz,
   President                                      Assistant Secretary

                                    EXHIBIT A

         The Articles of Incorporation of NATIONWIDE COMMERCIAL CO. are amended to add the following provisions as Articles XII and XIII as set forth below:

                                   ARTICLE XII

         The corporation shall indemnify, to the fullest extent authorized or permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), any person made, or threatened to be made, a defendant or witness to any threatened, pending or completed action, suit, or proceeding (whether civil, criminal, administrative, investigative or otherwise) by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the corporation or by reason of the fact that such director or officer, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. Nothing contained herein shall diminish any rights to indemnification to which employees or agents other than directors or officers may be entitled by law, and the corporation may indemnify such employees and agents to the fullest extent and in the manner permitted by law. The rights to indemnification set forth in this Article XII shall not be exclusive of any other rights to which any person may be entitled under any statute, provision of the Articles of Incorporation, bylaw, agreement, contract, vote of shareholders or directors, otherwise.

In furtherance and not in limitation of the powers conferred by statute:

         1. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving in any capacity, at the request of the corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability or expense under the provisions of law; and

         2. The corporation may create a trust fund, grant a security interest or lien on any assets of the corporation and/or use other means (including, without limitation, letters of credit, guaranties, surety bonds and/or other similar arrangements), and enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                                  ARTICLE XIII

         No director or officer shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except the liability of a director or officer shall not be limited or eliminated for:

         (a) Any breach of the director's duty of loyalty to the corporation or its shareholders.

         (b) Acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law.

         (c) Authorizing the unlawful payment of a dividend or other distribution on the corporation's capital stock or the unlawful purchase of its capital stock.

         (d) Any transaction from which the director derived an improper personal benefit.

         (e) A violation of A.R.S. section 10-041.

                                STATE OF ARIZONA

                             CORPORATION COMMISSION


(SEAL)                                                         DKT 8248 PAGE 800


To all to Whom these Presents shall Come, Greetings:

     I, CHARLES D. HADLEY SECRETARY OF THE ARIZONA CORPORATION COMMISSION, DO HEREBY CERTIFY THAT the annexed is a true and complete copy of the ARTICLES OF INCORPORATION of

                             ARIZONA COMMERCIAL CO.

which were filed in the office of the Arizona Corporation Commission on the 3rd day of August, 1970, as provided by law.




                                   IN WITNESS WHEREOF, I HAVE HEREUNTO SET MY
                                   HAND AND AFFIXED THE OFFICIAL SEAL OF THE
                                   ARIZONA CORPORATION COMMISSION. AT THE
                                   CAPITOL, IN THE CITY OF PHOENIX, THIS 3RD DAY OF AUGUST A.D. 1970




                                                  BY /s/ CHARLES D. HADLEY
                                                     ---------------------------
                                                                      SECRETARY,



                                                             ASSISTANT SECRETARY

                            ARTICLES OF INCORPORATION

                                       OF

                             ARIZONA COMMERCIAL CO.

         KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, have this day adopted, made and subscribed in triplicate to the following Articles of Incorporation, for the purpose of forming a corporation under the laws of the State of Arizona.

                                    ARTICLE I

         The name of this corporation shall be ARIZONA COMMERCIAL CO.

                                   ARTICLE II

         The principal place of business of the corporation shall be at 2503 North Central Avenue, Phoenix, in the County of Maricopa, State of Arizona.

                                   ARTICLE III

         The nature of the business and the objects and purposes to be transacted, promoted, or carried on by the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Arizona including but not limited to:

         Issuing, buying, or otherwise acquiring commercial paper or other security for debts; making loans with such paper as security; or otherwise borrowing and lending money, collecting or foreclosing, including the bringing of any necessary legal actions, upon such loans or security; and generally carrying on a finance business.

                                   ARTICLE IV

         The authorized amount of capital stock of this corporation shall be Ten Million ($10,000,000.00) Dollars, divided into one million (1,000,000) shares of the par value of Ten ($10.00) Dollars each. Said capital stock



Page One of Three Pages
shall be paid in at such time and upon such conditions as the Board of Directors may by resolution direct, either in cash, or by services rendered to the corporation, or by real or personal property transferred to it. Shares of stock when issued in exchange for services or property pursuant to a resolution of the Board of Directors shall thereupon become and be fully paid the same as though paid for in cash at par, and shall be non-assessable forever, and the determination of the Board of Directors as to the value of any property or services received by the corporation in exchange for stock shall be conclusive.

                                    ARTICLE V

         The time of the commencement of this corporation shall be the date of the issuance to it of a certificate of incorporation by the Corporation Commission of the State of Arizona, and the time of its duration shall be twenty-five (25) years from and after said date, with the privilege of renewal in the manner provided by law.

                                    ARTICLE VI

         This corporation shall have three directors initially. The number of directors may be increased or diminished from time to time in accordance with the by-laws adopted by the stockholders, but shall never be less than three.

                                   ARTICLE VII

         The affairs of this corporation shall be conducted by the Board of Directors and by such officers as the said board of directors may from time to time elect or appoint. Said directors shall be elected by the stockholders at the annual meeting of the corporation to be held on the third Saturday of May and shall hold office until their successors are elected.

                                   ARTICLE VIII

         The corporation shall not incur or subject itself to a total indebtedness or liability, direct or contingent, in an amount exceeding two-thirds (2/3) of its authorized capital stock unless authorized by three-fourths (3/4) of the vote cast with respect thereto at a lawfully held shareholders meeting, and approved by the Corporation Commission of the State of Arizona.


Page Two of Three Pages

                                   ARTICLE IX

         Except as to the amount of any unpaid stock subscription owing to this corporation, the private property of the stockholders of this corporation shall be exempt from liability for its debts and obligations.

                                    ARTICLE X

         The statutory agent for the corporation shall be C. T. Corporation, 14 North 18th Avenue, Phoenix, Arizona. C. T. Corporation is a corporation empowered by its articles to act as a statutory agent.

                                    ARTICLE XI

         The incorporators of this corporation are:

Name                    Address
----                    -------
David L. Helsten        2727 North Central Avenue, Phoenix, Arizona
Arthur G. Seifert       2727 North Central Avenue, Phoenix, Arizona

         In testimony Whereof, we have signed and sealed these Articles of Incorporation this 31st day of July, 1970

                                                /s/ David L. Helsten
                                                --------------------------------
                                                David L. Helsten

                                                /s/ Arthur G. Seifert
                                                --------------------------------
                                                Arthur G. Seifert

STATE OF ARIZONA        )
                        ) ss.
COUNTY OF MARICOPA      )

         On this 31st day of July, 1970, before me, a Notary Public, personally appeared David L. Helsten and Arthur G. Seifert, known by me to be the persons whose signatures are subscribed to the within instrument and who acknowledged that they executed the same as their free act for the purposes therein contained.

         In Witness Whereof, I have hereunto set my hand and official seal.

         (SEAL)

                                                /s/ [ILLEGIBLE]
                                                --------------------------------
                                                Notary Public State of Arizona

Page Three of Three Pages

                               ARTICLES OF MERGER

         Pursuant to the Illinois Business Corporations Act of the State of Illinois, and to the General Corporations Law of the State of Arizona, the undersigned corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

         FIRST. The Names of the undersigned corporations and the states under the laws of which they are respectively organized, and their status after completion of the merger are as follows:

         Nationwide Commercial Co.     Illinois      Absorbed

         Arizona Commercial Co.        Arizona       Survivor

         SECOND. The Agreement of Merger which is attached hereto and by reference incorporated herein, was approved by the shareholders and directors of each of the undersigned corporations in the manner provided under the laws of the State of Illinois and Arizona.

         THIRD. The number of shares outstanding, and the number of shares entitled to vote upon such Agreement of Merger, and the number of shares voted for and against such Agreement of Merger as to Nationwide Commercial Co., an Illinois corporation, was as follows:

Number of Shares      Number of Shares       Number Voted    Number Voted
  Outstanding         Entitled to Vote            For          Against
----------------     ------------------      ------------      -------
      100                  100                   100             -0-

         FOURTH. None of the shares of the authorized capital stock of Arizona Commercial Co., an Arizona corporation, have been issued or are outstanding, and approval of such Agreement of Merger has been given by unanimous content of the Board of Directors and of the incorporators of such corporation.

         FIFTH. The Articles of Incorporation of Survivor are hereby amended to change its name to Nationwide Commercial Co.

         SIXTH. Arizona Commercial Co., an Arizona corporation, the surviving corporation shall be governed under the laws of the State of Arizona. Such surviving corporation hereby agrees:

         A. That it may be served with process in the State of Illinois in any proceeding for the enforcement of any obligations of the undersigned domestic Illinois corporation and in any proceeding for the enforcement of the right of any dissenting shareholder of such domestic corporation against the surviving corporation.

1 of 2 Pages

         B. Surviving corporation hereby irrevocably appoints the Secretary of State of the State of Illinois as its agent to accept service of process in any such proceeding.

         C. Surviving corporation will promptly pay to any dissenting shareholders of such domestic corporation the amount, if any, to which they shall be entitled under the provisions of the Illinois Business Corporation Law with respect to the rights of dissenting shareholders.

                                                Dated: December 1, 1970

                                                ABSORBED:

                                                Nationwide Commercial Co.,
                                                an Illinois corporation

                                                By: /s/ MICHEL L. DOUGHERTY
                                                    ----------------------------
                                                    President

         (Seal)

                                                    /s/ ARTHUR G. SEIFERT
                                                    ----------------------------
                                                    Secretary

                                                SURVIVOR:

                                                Arizona Commercial Co.,
                                                an Arizona corporation

                                                By: /s/ DAVID L. HELSTEN
                                                    ----------------------------
                                                    President

         (Seal)

                                                    /s/ JOHN A. LORENTZ
                                                    ----------------------------
                                                    Secretary

STATE OF ARIZONA        )
                        ) ss.
COUNTY OF MARICOPA      )

         On this 1st day of December, 1970 before me appeared Michael L. Dougherty and Arthur G. Seifert, President and Secretary respectively of Nationwide Commercial Co., an Illinois corporation and David L. Helsten and John
A. Lorentz, President and Secretary respectively of Arizona Commercial Co., an Arizona corporation, who being duly sworn, did say that they were duly elected as said officers of said corporations and that the said instrument was signed in behalf of said corporations by authority of their respective Boards of Directors and acknowledged said instrument to be the free act and deed of said corporations.

                                                /s/ HELEN H. DELAMETER
                                                --------------------------------
       (Notary Seal)                            Notary Public - State of Arizona

                                                My commission expires   8-13-72

2 of 2 Pages  Articles of Merger

                               AGREEMENT OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER dated December 1, 1970 made by and between Arizona Commercial Co., an Arizona Corporation, and a majority of the directors thereof, herein referred to as SURVIVOR, and Nationwide Commercial Co., an Illinois Corporation, and a majority of the directors thereof, parties of the second part, said two corporations being hereinafter sometimes referred to as SURVIVOR AND ABSORBED, respectively, or, together as the Constituent Corporations, WITNESSETH THAT:

         WHEREAS, SURVIVOR is a corporation organized and existing under the laws of the State of Arizona with its registered office in the State of Arizona being located at 14 North 18th Avenue, Phoenix, Arizona, and the name of its Registered Agent at such office is C. T. Corporation; and

         WHEREAS, SURVIVOR has a capitalization consisting of 1,000,000 authorized shares of Common Stock, of the par value of $10.00 Dollars each, none of which have been as yet issued; and

         WHEREAS, ABSORBED is a corporation organized and existing under the laws of the State of Illinois with its registered office in the State of Illinois being located at 208 S. LaSalle Street, Chicago, Illinois, and the name of its Registered Agent at such office is C. T. Corporation System; and

         WHEREAS, ABSORBED has an authorized capitalization of 100 shares of capital stock having a par value of $10.00 per share, all of which have been issued, with 100 shares being outstanding; and

         WHEREAS, the respective Boards of Directors of the Constituent Companies have determined that it is advisable that ABSORBED be merged into SURVIVOR, on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the laws of the State of Arizona and of the State of Illinois, which laws permit such merger;

         NOW THEREFORE, in consideration of the promises and of the mutual agreements, covenants and provisions hereinafter contained, the parties hereto agree that ABSORBED be merged into SURVIVOR, and that the term and conditions of such merger, the mode of carrying the same into effect, and the manner and basis of converting the shares of ABSORBED into shares of SURVIVOR shall be as follows:

Page One of Five Pages

         ARTICLE I. ABSORBED and SURVIVOR shall be merged into a single corporation, in accordance with the applicable provisions of the laws of the State of Arizona and of the State of Illinois, by ABSORBED merging into SURVIVOR, which shall be the surviving corporation. The separate existence of ABSORBED shall cease and the existence of SURVIVOR shall continue unaffected and unimpaired by the merger with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities of a corporation organized under the General Corporation Law of the State of Arizona.

         ARTICLE II. 1. The Articles of Incorporation of SURVIVOR SHALL continue to be its Articles of Incorporation following the effective date of the merger, until the same shall be altered or amended.

         2. The By-Laws of SURVIVOR shall be and remain the By-Laws of SURVIVOR until altered, amended or repealed.

         3. The Board of Directors of SURVIVOR as of the effective date of the merger shall be as follows:

                          Michael L. Dougherty
                          Samuel J. Briggs
                          Arthur G. Seifert

         The officers of SURVIVOR as of the effective date of the merger shall be:

                        President - Michael L. Dougherty
                  Vice President - Treasurer - Samuel J. Briggs
                        Secretary - Arthur G. Seifert

         The above-named officers and directors of SURVIVOR shall continue in office until the next regular annual meeting of shareholders and directors of SURVIVOR and until their successors shall have been elected.

         ARTICLE III. On the effective date of the merger:

         1. SURVIVOR shall possess all the rights, privileges, immunities, powers and franchises as well of a public as of a private nature, and shall be subject to all of the restrictions, disabilities and duties of each of the Constituent Corporations; and all property, real, personal and mixed, including all patents, applications for patents, trademarks, trademark registrations and applications for registration of trademarks, together with the good will of the business in connection with which said patents and marks are used, and all debts due on whatever account, including subscriptions to shares of capital stock, and all other choses in action all and every other interest of or belonging to or due to each of the Constituent corporations shall be deemed to be transferred to and vested in

Page Two of Five Pages

SURVIVOR without further act or deed, and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger.

         2. SURVIVOR shall be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceedings pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or SURVIVOR may be substituted in its place and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the merger. SURVIVOR shall execute and deliver any and all documents which may be required for it to assume or otherwise comply with outstanding obligations of ABSORBED.

         3. SURVIVOR agrees to perform the obligations of ABSORBED to the Continental Illinois National Bank and Trust Company of Chicago under Revolving Credit Agreement and a Security Agreement, both dated as of September 29, 1967, as amended, or otherwise incurred.

         ARTICLE IV. The manner and basis of converting the shares of stock of each of the Constituent Corporations into shares of stock of SURVIVOR are as follows:

         1. All outstanding shares of stock of ABSORBED shall be surrendered to SURVIVOR, in return for which SURVIVOR shall issue its stock to the shareholders of ABSORBED on a share-for-share basis, in order that the effect of such exchange shall be that the shareholders of ABSORBED shall become the shareholders of SURVIVOR to the same extent of percentage of ownership as they previously were of ABSORBED.

         2. On the effective date of the merger, and when the aforementioned exchange has been effected, the outstanding stock of SURVIVOR shall be deemed for all corporate purposes to evidence the ownership of the Constituent Corporations.

         ARTICLE V. ABSORBED shall pay all expenses of accomplishing the merger.

         ARTICLE VI. If at any time SURVIVOR shall consider or be advised that any further assignment or assurance in law are necessary or desirable to vest or to perfect or confirm of record in SURVIVOR the title to any property or rights of ABSORBED, OR TO otherwise carry out the provisions hereof, the proper officers and

Page Three of Five Pages
directors of ABSORBED as of the effective date of the merger shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property or rights in SURVIVOR, and otherwise to carry out the provisions hereof.

         ARTICLE VII. Each of the Constituent Corporations shall take or cause to be taken, all action or do or cause to be done, all things necessary, proper or either of such States, to consummate and make effective the merger, subject, however, to the appropriate vote or consent of the stockholders of each of the Constituent Corporations in accordance with the requirements of the applicable provisions of the laws of the State of Arizona and of the State of Illinois.

         ARTICLE VIII. The effective date of the merger shall be at the close of business on December 31, 1970. The officers and directors of ABSORBED are authorized and directed to perform all actions required for accomplishing and filling the merger under the laws of the State of Arizona and the State of Illinois.

         ARTICLE IX. The Article of Incorporation of SURVIVOR shall be amended to change its name to Nationwide Commercial Co.

         IN WITNESS WHEREOF, the corporate parties hereto, pursuant to authority given by their respective Board of Directors, have caused this Agreement and Plan of Merger to be entered into and signed by their respective directors, or a majority of them, and in their respective corporate names by their respective President or Vice-Presidents, and their corporate seals to be hereunto affixed, and to be attested by their respective Secretaries or Assistant Secretaries, all as of the date and year first above written.

         SURVIVOR: Arizona Commercial Co., an Arizona Corporation

ATTEST: Directors:                              /s/ David L. Helsten
                                                --------------------------------
                                                    President

/s/ David L. Helsten                            /s/ John A. Lorentz
--------------------------------                --------------------------------
                                                    Secretary
/s/ Arthur G. Seifert
--------------------------------                      (seal)

(Corporate Seal)

Page Four of Five Pages

STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )

         I, Helen H. Delamater, do hereby certify that on this day the foregoing instrument of writing was produced to me in my county by the parties and acknowledged and delivered before me by David L. Helsten, as President of Arizona Commercial Co., an Arizona corporation, a corporation, party thereto, to be the act and deed of said corporation by him as its President and chief officer, thereunto duly authorized, and seal of said corporation as affixed to said instrument was duly attested and proven before me by John A. Lorentz, its secretary.

         Given under my hand and seal of office this 1st day of December, 1970.

                                                /s/ Helen H. Delamater
                                                --------------------------------
                                                Notary Public - State of Arizona

                                                    8-13-72
                                                --------------------------------
                                                My Commission Expires

         ABSORBED: Nationwide Commercial Co., an Illinois Corporation

ATTEST: DIRECTORS:                              /s/ Michael L. Dougherty
                                                --------------------------------
/s/ Michael L. Dougherty                            President
--------------------------------


/s/ Samuel J. Griggs, Jr.                       /s/ Arthur G. Seifert
--------------------------------                --------------------------------
                                                    Secretary

                                                            (Seal)

STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )

         On this 1st day of December, 1970, before me appeared Michael L. Dougherty, to me personally known, who, being by me duly sworn, did say that he is the president of Nationwide Commercial Co., an Illinois Corporation, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed by said president and secretary respectively on behalf of said corporation by authority of its Board of Directors and said Arthur G. Seifert acknowledged said instrument to be the free act and deed of said corporation.

                                                /s/ Helen H. Delamater
                                                --------------------------------

                                                8-13-72
                                                --------------------------------
                                                My Commission Expires


(Seal)

Page Five of Five Pages

                               ARTICLES OF MERGER

                                       OF

                           A TO Z INTERNATIONAL, INC.

                                      INTO

                            NATIONWIDE COMMERCIAL CO.

           UNDER SECTION 10-074 OF ARIZONA REVISED STATUTES, TITLE 10

         Pursuant to the Arizona Revised Statutes, Title 10, Section 10-074, the undersigned corporations hereby adopt the following Articles of Merger for the purpose of merging into one surviving corporation.

                                       I.

         1. The name of the Surviving Corporation is Nationwide Commercial Co., an Arizona corporation.

         2. The name of the Absorbed Corporation is A to Z International, Inc., an Arizona corporation.

                                       II.

         The Plan of Merger which is attached hereto and by reference incorporated herein was approved by the directors and the sole shareholder of each of the Constituent Corporations in accordance with the laws of the State of Arizona.

                                      III.

         The number of shares outstanding, the number of shares entitled to vote upon the Plan of Merger and the number of shares voted for and against said Plan as to each corporation was as follows:

Nationwide Commercial Co.:

Number of Shares          Number of Shares      Number           Number
  Outstanding             Entitled to Vote     Vote For       Voted Against
  -----------             ----------------     --------       -------------
     100                        100              100               -0-

A to Z International, Inc.:

Number of Shares          Number of Shares      Number            Number
  Outstanding             Entitled to Vote     Vote For       Voted Against
  -----------             ----------------     --------       -------------
     100                        100              100               -0-

Executed this 28th day of July, 1976.

                                            NATIONWIDE COMMERCIAL CO.

                                            By: /s/ Michael L. Dougherty
                                                --------------------------------
                                                Michael L. Dougherty - President
(CORPORATE SEAL)

                                            By: /s/ Dean A. Cooley
                                                --------------------------------
                                                Dean A. Cooley - Secretary

                                            A TO Z INTERNATIONAL, INC.

                                            By: /s/ Thomas J. English
                                                --------------------------------
                                                Thomas J. English - President
(CORPORATE SEAL)

                                            By: /s/ Dean A. Cooley
                                                --------------------------------
                                                Dean A. Cooley - Secretary

STATE OF ARIZONA    )
                    ) ss.
COUNTY OF MARICOPA  )


         The foregoing instrument was acknowledged before me this 28th day of July, 1976, by Michael L. Dougherty, President, and Dean A. Cooley, Secretary, of Nationwide Commercial Co., an Arizona corporation, on behalf of the corporation.

                                            /s/ Helen H. Delamater
                                            --------------------------------
                                                     Notary Public

                                            My Commission expires: Aug. 13, 1976
(NOTARIAL SEAL)

STATE OF ARIZONA    )
                    ) ss.
COUNTY OF MARICOPA  )

         The foregoing Instrument was acknowledged before me this [ILLEGIBLE] day of July, 1976, by Thomas J. English, President, and Dean A. Cooley, Secretary, of A to Z International, Inc., an Arizona corporation, on behalf of the corporation.

                                            By: /s/ Helen H. Delamater
                                                --------------------------------
                                                          Notary Public

                                            My Commission expires: Aug. 13, 1976

(NOTARIAL SEAL)

                                 PLAN OF MERGER

         This Plan of Merger is entered into by A to Z International, Inc., Absorbed Corporation, and Nationwide Commercial Co., Surviving Corporation, both Arizona corporations and together referred to as Constituent Corporations, hereby WITNESSETH THAT:

         The Boards of Directors of the Constituent Corporations have determined it to be advisable that Absorbed Corporation be merged into Surviving Corporation in accordance with Arizona Revised Statutes, Title 10, Section 10-071 under which the following plan is adopted:

                                       I.

         Constituent Corporations shall be merged, by ABSORBED Corporation merging into Surviving Corporation. The separate existence of ABSORBED Corporation shall cease and the existence of Surviving Corporation shall continue unaffected and unimpaired by the merger with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities of a corporation organized under Arizona Revised Statutes, Title 10.

                                       II.

         The provisions for handling the shares of stock of the Constituent Corporations are as follows:

         1. All issued and outstanding shares of stock of Absorbed Corporation shall be cancelled.

         2. On the effective date of the merger and when the aforementioned cancellation has been effected, the outstanding stock of the Surviving Corporation shall be deemed for all corporate purposes to evidence the ownership of the Constituent Corporations.

                                      III.

         The Articles of Incorporation of Nationwide Commercial Co., an Arizona corporation, shall be the Articles of Incorporation of the Surviving Corporation.

                                      IV.

The Constituent Corporations shall take or cause to be taken [ILLEGIBLE] things necessary, proper or advisable under the laws of Arizona to consummate and make effective the merger subject, consent of their sole shareholder, and the President of each Constituent Corporation are authorized and directed [ILLEGIBLE] required for accomplishing and filing this Plan

Whereof the corporate parties hereby execute this Plan [ILLEGIBLE] day of June, 1976.

       SURVIVOR:                           NATIONWIDE COMMERCIAL CO.
                                           an Arizona corporation

                                            By: /s/ Michael L. Dougherty
                                                --------------------------------
                                                Michael L. Dougherty, President

   (SEAL)
                                            By: /s/ Dean A. Cooley
                                                --------------------------------
                                                Dean A. Cooley, Secretary

        ABSORBED:                           A TO Z INTERNATIONAL, INC.
                                            an Arizona corporation

                                            By: /s/ Thomas J. English
                                                --------------------------------
                                                Thomas J. English, President
   (SEAL)
                                            By: /s/ Dean A. Cooley
                                                --------------------------------
                                                 Dean A. Cooley, Secretary

                       CERTIFICATE OF CORPORATE RESOLUTION

         I, John A. Lorentz, do hereby certify that I am the duly elected and acting Secretary of Amerco, Inc., an Oregon corporation, and that the following is a true and accurate copy of the resolutions adopted by the Board of Directors at a meeting duly called and held on the 7th day of June, 1976, as the same appears on the books and records of this corporation:

                  RESOLVED: That Amerco, Inc., an Oregon corporation and the sole stockholder of A to Z International, Inc. and Nationwide Commercial Co., both Arizona corporations, hereby consents to and approves the merger of A to Z International, Inc. into Nationwide Commercial Co., the surviving corporation, and further

                  RESOLVED: That Amerco, Inc. hereby and authorizes and directs the respective Boards of Directors of each corporation to take such action as is necessary to implement such merger proceedings, and

                  BE IT FURTHER RESOLVED: That the Secretary of this corporation be and he hereby is authorized and directed to execute on behalf of this corporation such Certificate of Corporate Resolution as may be necessary to furnish to the State of Arizona relative to stockholder approval of this merger.

         In Witness Whereof, I have set my hand and affixed the seal of this corporation this 26th day of July, 1976.

                                                    /s/ John A. Lorentz
                                                    --------------------------
                                                           Secretary

(CORPORATE  SEAL)

                                STATE OF ARIZONA
                   [STATE OF ARIZONA] Corporation Commission

[STAMP]

To all to Whom these Presents shall Come, Greeting:

BE IT KNOWN THAT

                           A TO Z INTERNATIONAL, INC.

HAVING SUBMITTED TO THE ARIZONA CORPORATION COMMISSION EVIDENCE OF COMPLIANCE WITH THE LAWS OF THE STATE OF ARIZONA GOVERNING THE INCORPORATION OF COMPANIES, IS, BY VIRTUE OF THE POWER VESTED IN THE COMMISSION UNDER THE CONSTITUTION AND THE LAWS OF THE STATE OF ARIZONA HEREBY GRANTED THIS

                          CERTIFICATE OF INCORPORATION

AUTHORIZING SAID COMPANY TO EXERCISE THE FUNCTIONS OF A CORPORATION, UNDER THE LAWS NOW IN EFFECT IN THE STATE OF ARIZONA, AND SUBJECT TO SUCH LAWS AS MAY HEREAFTER BE ENACTED, FOR A PERIOD OF TWENTY-FIVE YEARS FROM THE DATE
HEREOF, UNLESS SOONER REVOKED BY AUTHORITY OF LAW.

                         BY ORDER OF THE ARIZONA CORPORATION COMMISSION

                         In Witness Whereof,
                                                  DICK HERBERT
                         THE CHAIRMAN, HAVE HEREUNTO SET MY HAND AND CAUSED THE OFFICIAL SEAL OF THE ARIZONA CORPORATION COMMISSION TO BE AFFIXED AT THE [ILLEGIBLE] IN THE CITY OF PHOENIX THIS DAY OF

                                   [ILLEGIBLE]

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

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

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

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